Exhibit 99.1

On August 30, 2007, the Company completed its sale of HD Supply to Pro Acquisition Corporation, an affiliate of Clayton, Dubilier & Rice, The Carlyle Group and Bain Capital. This sale will qualify as a discontinued operation in accordance with U.S. Generally Accepted Accounting Principles.

The unaudited pro forma consolidated financial data set forth below has been derived by the application of pro forma adjustments to our historical financial statements. The unaudited pro forma consolidated financial data gives effect to the events described below as if they had occurred at January 30, 2006 in the case of statement of earnings data and April 29, 2007 in the case of balance sheet data. The unaudited pro forma consolidated financial data as of and for the quarter ended April 29, 2007 and for the fiscal year ended January 28, 2007 give effect to the following:

•	The disposition of the HD Supply business.

•	The purchase of 250 million shares pursuant to the tender offer filed July 10, 2007 and amended August 10, 2007 (the Offer) at the maximum price of $42.00 per share funded from net proceeds from the sale of HD Supply of $7.9 billion, $2.1 billion of cash and short-term investments and $0.5 billion of short-term debt.

See Current Reports on Form 8-K filed June 20, 2007 and August 28, 2007 for additional information relating to the Company’s sale of HD Supply.

This information should be read in conjunction with our audited consolidated financial statements and the related notes filed as part of our Annual Report on Form 10-K for the fiscal year ended January 28, 2007 and our unaudited consolidated financial statements and the related notes filed as part of our Quarterly Report on Form 10-Q for the quarter ended April 29, 2007.

The following unaudited pro forma consolidated financial data is not necessarily indicative of our financial position or results of operations that actually would have been attained had the sale of HD Supply ocurred at the dates indicated, or the purchase of shares pursuant to the Offer been completed, at the dates indicated, and is not necessarily indicative of our financial position or results of operations that will be achieved in the future.

The pro forma amounts have been calculated assuming that we purchase 250 million shares in the Offer at the maximum price of $42.00 per share. The pro forma earnings per share may change materially if 1) we purchase significantly more or less shares in the Offer or 2) the shares are purchased at a price less than the maximum price of $42.00 per share in the Offer.

Unaudited Pro Forma Condensed Consolidated Financial Data
(in millions, except per share data)

	April 29, 2007
		HD Supply
	Historical	Disposition(1)	Tender Offer		Pro Forma
ASSETS
Cash and short-term investments	$2,081	$7,905	$(9,986	)(2)	$—
Receivables, net	3,529	(1,887)			1,642
Merchandise inventories	14,413	(1,682)			12,731
Other current assets	1,496	(223)			1,273

Total current assets	21,519	4,113	(9,986)		15,646
Property, plant & equipment, at cost	34,958	(868)			34,090
Less accumulated depreciation	8,069	(212)			7,857

Net property and equipment	26,889	(656)			26,233
Notes receivable	335				335
Goodwill	6,357	(5,182)			1,175
Other assets	981	(351)			630

Total assets	$56,081	$(2,076)	$(9,986)		$44,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term debt	$—	$—	$534	(2)	$534
Accounts payable	9,706	(1,295)			8,411
Accrued salaries & related expenses	1,175	(135)			1,040
Sales taxes payable	621	(57)			564
Deferred revenue	1,806				1,806
Income taxes payable	539	(10)			529
Current installments of long term debt	19	(3)			16
Other accrued expenses	1,977	(171)			1,806

Total current liabilities	15,843	(1,671)	534		14,706
Long term debt, excluding current installments	11,640	(11)			11,629
Other long term liabilities	1,765	(57)			1,708
Deferred income taxes	1,160	(404)			756
Stockholders’ equity
Common stock	121				121
Paid in capital	8,040				8,040
Retained earnings	33,544	73			33,617
Accumulated other comprehensive income	443	(6)			437
Treasury stock	(16,475)		(10,520	)(3)	(26,995)

Total stockholders’ equity	25,673	67	(10,520)		15,220

Total liabilities and stockholders’ equity	$56,081	$(2,076)	$(9,986)		$44,019

See the accompanying notes to the unaudited pro forma condensed consolidated financial data, which are an integral part of this data.

Unaudited Pro Forma Condensed Consolidated Financial Data
(in millions, except per share data)

	Three Months Ended April 29, 2007
		HD Supply	Tender
	Historical	Disposition(1)	Offer	Pro Forma

Net sales	$21,585	$(3,040)	$—	$18,545
Cost of sales	14,488	(2,206)		12,282

Gross profit	7,097	(834)		6,263
Operating expenses:
Selling, general and administrative	4,807	(622)		4,185
Depreciation and amortization	455	(49)		406

Total operating expenses	5,262	(671)		4,591

Operating income	1,835	(163)		1,672
Interest (income) expense:
Interest and investment income	(11)			(11)
Interest expense	172	(1)	8 (4)	179

Interest, net	161	(1)	8	168

Income before taxes	1,674	(162)	(8)	1,504
Provision for income taxes	628	(63)	(3)	562

Income from continuing operations	$1,046	$(99)	$(5)	$942

Basic earnings per share from continuing operations	$0.53			$0.55
Diluted earnings per share from continuing operations	$0.53			$0.55
Weighted average common shares(5)	1,959			1,709
Diluted weighted average common shares(5)	1,969			1,719

See the accompanying notes to the unaudited pro forma condensed consolidated financial data, which are an integral part of this data.

Unaudited Pro Forma Condensed Consolidated Financial Data
(In millions, except per share data)

	For the Year Ended January 29, 2007
		HD Supply	Tender
	Historical	Disposition(1)	Offer	Pro Forma

Net sales	$90,837	$(11,815)	$—	$79,022
Cost of sales	61,054	(8,578)		52,476

Gross profit	29,783	(3,237)		26,546
Operating expenses:
Selling, general and administrative	18,348	(2,242)		16,106
Depreciation and amortization	1,762	(188)		1,574

Total operating expenses	20,110	(2,430)		17,680

Operating income	9,673	(807)		8,866
Interest (income) expense:
Interest and investment income	(27)			(27)
Interest expense	392	(1)	33 (4)	424

Interest, net	365	(1)	33	397

Income before taxes	9,308	(806)	(33)	8,469
Provision for income taxes	3,547	(311)	(13)	3,223

Income from continuing operations	$5,761	$(495)	$(20)	$5,246

Basic earnings per share from continuing operations	$2.80			$2.91
Diluted earnings per share from continuing operations	$2.79			$2.90
Weighted average common shares(5)	2,054			1,804
Diluted weighted average common shares(5)	2,062			1,812

See the accompanying notes to the unaudited pro forma condensed consolidated financial data, which are an integral part of this data.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

1. The Home Depot completed the sale of HD Supply on August 30, 2007 to Bain Capital Partners, Carlyle Group and Clayton, Dubilier & Rice for $8.5 billion. In connection with the sale, The Home Depot retained a 12.5% equity interest in HD Supply at a cost of $325 million and guaranteed a $1.0 billion senior secured loan of HD Supply. For the pro forma condensed consolidated statement of operations data, HD Supply has been treated as a discontinued operation.

2. Net adjustments to cash and cash equivalents of $9.986 billion assume the use of $10.5 billion of cash for share repurchases in the Offer plus $20 million in estimated fees associated with the Offer, net of $534 million in proceeds from short-term debt.

3. The decrease in shareholders’ equity assumes $10.5 billion for share repurchases pursuant to the Offer. The number of shares to be repurchased is assumed to be 250 million at the maximum purchase price of $42.00 per share. If we were to purchase an additional 2% of outstanding shares, this would result in an additional decrease in shareholders’ equity and an increase in short-term debt of $1.5 billion at the minimum purchase price of $37.00 per share and $1.7 billion at the maximum purchase price of $42.00 per share.

4. Interest expense was adjusted for the assumed issuance of short-term debt at a rate of 6.2%. A one-eighth percentage point change in the interest rate would result in a change to interest expense for the three months ended April 29, 2007 and for the fiscal year ended January 29, 2007 of less than $1 million and $1 million, respectively.

5. Weighted average common shares and diluted weighted average common shares outstanding were adjusted assuming that we purchase 250 million shares in the Offer at the beginning of the first period presented.

The foregoing unaudited pro forma condensed consolidated financial data assumes that 250 million shares are purchased at the maximum purchase price of $42.00 per share. The table below summarizes the impact on cash, shareholders’ equity, and diluted earnings per share of each 10 million share decrease in the number of shares purchased at the minimum purchase price, midpoint of the price range, and the maximum purchase price.

Impact of Each 10 Million Share Decrease in Number of Shares Purchased

	Purchase Price of Shares
	in the Offer
	$37.00	$39.50	$42.00

Cash and shareholders’ equity as of April 29, 2007 (in millions)	$370	$395	$420
Diluted EPS for the quarter ended April 29, 2007	$—	$—	$—